Exhibit 99.1

Contact: Matthew M. Loar
         Chief Financial Officer
         650-562-1424


                  GENELABS TECHNOLOGIES REPORTS 2004 YEAR-END
                     AND FOURTH QUARTER FINANCIAL RESULTS

REDWOOD CITY, Calif., March 14, 2005 -- Genelabs Technologies, Inc. (Nasdaq:GNLB) today reported financial results for the year ended December 31, 2004. Genelabs reported 2004 revenues of $5.6 million, compared to $2.9 million for 2003. Operating expenses were $21.6 million in 2004 compared to $23.3 million in 2003. For 2004, the company reported a net loss of $13.5 million, or $0.15 per share, compared to a net loss of $19.8 million, or $0.31 per share, in 2003.

The company also reported financial results for the fourth quarter of 2004. Revenues for the three months ended December 31, 2004 were $3.8 million, compared to revenues of $0.7 million for the three months ended December 31, 2003. Operating expenses for the fourth quarter of 2004 were $5.4 million, compared to $7.4 million for the fourth quarter of 2003. The net loss for the three months ended December 31, 2004 was $1.5 million, or $0.02 per share, compared to a net loss of $6.5 million, or $0.08 per share, for the three months ended December 31, 2003.

Genelabs had $26.5 million in cash, cash equivalents and restricted cash at December 31, 2004.

"2004 was marked by important advances in multiple aspects of our business, particularly in our core hepatitis C virus drug discovery research programs, the nucleoside portion of which we decided to partner through a worldwide license and research collaboration with Gilead Sciences. In addition, we signed a license agreement with Tanabe Seiyaku for Japanese rights to Prestara(TM), completed the divestment of our diagnostics subsidiary, received a milestone payment from GlaxoSmithKline relating to a clinical trial result for an investigational hepatitis E vaccine, and further monetized our DNA amplification technology in modifying a non-exclusive license previously granted to Affymetrix. Unfortunately we also suffered a disappointing setback for Prestara(TM) (prasterone), our investigational new drug for lupus, when our Phase III clinical trial did not achieve its primary endpoint," stated James A.D. Smith, President and Chief Executive Officer. "2005 has begun with our research team further advancing our work on discovering new treatments for HCV, targeting the RNA-dependent RNA polymerase, which is the enzyme responsible for replication of the HCV genome. We are making progress in our internally-sponsored programs as well as the nucleoside program that is being conducted in collaboration with Gilead."

"Our Prestara development team is currently working closely with Genovate Biotechnology Co. Ltd., our licensee that holds rights to Prestara in the Asian countries other than Japan. Together the companies are completing a standard review of the data from Genovate's Phase III clinical trial for completeness and accuracy prior to unblinding the trial and announcing the results, which we currently expect to occur before the end of the second quarter of 2005," continued Mr. Smith. "The Genovate trial of prasterone is being conducted in Taiwan, and is similar in design to our recently completed U.S. trial, except that the treatment duration in the Genovate trial is longer at nine months compared to six months for the U.S. trial that did not meet its primary endpoint. If the result of the Taiwan trial is positive, we plan to submit it to the U.S. Food and Drug Administration to support our Prestara New Drug Application."

About Genelabs Technologies
---------------------------
Genelabs Technologies, Inc. is a biopharmaceutical company focused on the discovery and development of pharmaceutical products to improve human health. We have built drug discovery and clinical development capabilities that can support various research and development projects. Genelabs is currently concentrating its capabilities on developing a late-stage product for lupus, discovering novel compounds that selectively inhibit replication of the hepatitis C virus and advancing preclinical development of compounds from this hepatitis C virus drug discovery program. We believe that these high-risk, potentially high reward programs focus our research and development expertise in areas where we have the opportunity to generate either first-in-class or best-in-class products that will address diseases for which current therapies are inadequate. For more information, please visit www.genelabs.com.

Note: Genelabs(R) and the Genelabs logo are registered trademarks of Genelabs Technologies, Inc.

NOTE ON FORWARD LOOKING STATEMENTS AND RISKS: This press release contains forward-looking statements including statements regarding the progress of the Company's HCV programs. Additional forward-looking statements include the review of data from Genovate's clinical trial, the results of Genovate's clinical trial, the timing for the results becoming available and our plans to submit the results to the FDA. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, errors, omissions or adverse events in the recently completed Prestara(TM) clinical trial and ongoing clinical trials; whether the results of Genelabs' or Genovate's clinical trials and other supporting information will be sufficient to support the approval of Prestara(TM) by the FDA, the European Agency for Evaluation of Medicinal Products and other regulatory authorities; delays regarding the regulatory approval process including the timing and scope of approval received, if any; the possibility of delay, failure or additional expense in our research programs; possible problems which may arise in our collaboration with Gilead including decisions by Gilead to abandon, advance or delay development of Genelabs' drug candidates; unexpected expenses and Genelabs' capital requirements and history of operating losses. There can be no assurance that Genelabs will continue development of Prestara(TM). The company currently does not have regulatory applications submitted for review of Prestara(TM) outside the U.S. In addition, neither U.S. nor other regulatory authorities have made a determination as to the safety or efficacy of Prestara(TM) for SLE. Please see the information appearing in the company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed on March 11, 2005, under the captions "Risk Factors" and "Forward-Looking Statements" for more discussion regarding these uncertainties and risks and others associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.


                          GENELABS TECHNOLOGIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                                       December 31,             December 31,
                                                                           2004                     2003
                                                                     ------------------       -------------------
                                    ASSETS

Cash, cash equivalents and restricted cash                              $ 26,508               $  26,530

Other current assets                                                         824                   1,456
Property and equipment, net                                                1,091                     920

Long-term investments                                                        960                     960
                                                                     --------------        ----------------
                                                                        $ 29,383               $  29,866
                                                                     ==============        ================

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities, including deferred revenue                                 $ 16,436               $   7,051
Shareholders' equity                                                      12,947                  22,815
                                                                     --------------        ----------------
                                                                        $ 29,383                $ 29,866
                                                                     ==============        ================



Note: Balances are derived from the audited financial statements.

                          GENELABS TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except per share amounts)



                                                  For the three months ended             For the year ended
                                                         December 31,                       December 31,
                                                -------------------------------    -------------------------------
                                                      2004            2003              2004             2003
                                                -------------------------------    -------------------------------
                                                         (Unaudited)                           Note 1


Revenue                                              $  3,801          $  715          $  5,556         $  2,916
                                                ---------------  --------------    --------------   --------------

Operating expenses:
     Research and development                           3,702           5,373            15,113           16,838
     General and administrative                         1,708           2,069             6,505            6,484
                                                ---------------  --------------    --------------   --------------
         Total operating expenses                       5,410           7,442            21,618           23,322
                                                ---------------  --------------    --------------   --------------

Operating loss                                         (1,609)         (6,727)          (16,062)         (20,406)

Interest income, net                                      106              49               269               84
                                                ---------------  --------------    --------------   --------------
Loss from continuing operations                        (1,503)         (6,678)          (15,793)         (20,322)

Discontinued operations - income from
  diagnostics business and gain on sale                     -             188             2,282              515
                                                ---------------  --------------    --------------   --------------

Net loss                                             $ (1,503)       $ (6,490)         $(13,511)        $(19,807)
                                                ===============  ==============    ==============   ==============

Loss per common share from continuing
      operations                                     $  (0.02)       $  (0.08)         $  (0.18)        $  (0.32)
                                                ===============  ==============    ==============   ==============

Net loss per common share, basic and
      diluted                                        $  (0.02)       $  (0.08)         $  (0.15)        $  (0.31)
                                                ===============  ==============    ==============   ==============

Weighted average shares outstanding to
      calculate basic and diluted net loss per
      common share                                     88,322          80,796            88,092           63,888
                                                ===============  ==============    ==============   ==============



Note 1: Derived from audited financial statements.
